Exhibit 99.2
Supplemental Presentation Materials Fourth Quarter and Full-Year 2010 Financial Review and Analysis (preliminary, unaudited) February 2, 2011

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; collection of receivables from customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company's customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (2) the impact of competitors' actions, including pricing, expansion in key markets, and product offerings; (3) the impact of economic conditions on underlying demand for the Company's products; and (4) the impact of changes in tax laws and regulations throughout the world. For a more detailed discussion of these and other factors, see "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Company's most recent Form 10-K, filed on March 1, 2010 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances. 2

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with the financial schedules accompanying the earnings news release for the quarter, along with certain supplemental analysis provided in this document. (See Attachments A-2 through A-5 to Exhibit 99.1, news release dated February 2, 2011.) The Company's non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, legal settlements, certain effects of acquisitions and related integration costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, etc.), from certain of the Company's GAAP financial measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company's "core" or "underlying" operating results. These non-GAAP financial measures are used internally to evaluate trends in the Company's underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax effect of charges for goodwill and indefinite-lived intangible asset impairments, restructuring costs and asset impairment and lease cancellation charges, legal settlements, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, and gain on sale of investment to determine its adjusted non-GAAP tax rate to derive non-GAAP net income. (See Attachment A-2 to Exhibit 99.1 for a discussion of limitations associated with the use of these non-GAAP financial measures.) The Company uses the following non-GAAP financial measures in this presentation: Organic sales growth (decline) refers to the change in sales excluding the estimated impact of currency translation and, where applicable, an extra week in the fiscal year 2009; Non-GAAP operating margin refers to earnings before taxes and interest expense, excluding restructuring charges and other items, as a percentage of sales; and Free cash flow refers to net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale (purchases) of investments, net. This document has been furnished (not filed) under Form 8-K with the SEC and may be found at the Company's web site at www.investors.averydennison.com. 3

Overview Delivered solid full-year 2010 results Sales grew 9% as global demand improved Double-digit growth in Pressure-sensitive Materials and Retail Information Services Operating margin, excluding restructuring charges and other items, improved 170 basis points despite rapidly increasing raw material costs in the second half of the year and the margin decline in Office and Consumer Products Free cash flow of $379 mil. Sustained 2009 working capital productivity improvements Exceeded debt reduction goal for 2010 Reduced debt by $287 mil. in 2010 Contributed $78 mil. to pension obligations (>$50 mil. in excess of requirements) Increasing return of cash to shareholders Repurchased 3 mil. shares in 4Q10 (offsetting dilution) Raised dividend by 25% Authorized to repurchase additional 5 mil. shares February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis 4

Overview (continued) Fourth quarter results in line with expectations Solid sales growth in Pressure-sensitive Materials and Retail Information Services Operating margin in Pressure-sensitive Materials under pressure as continued raw material inflation outpaced price increases Solid sales growth and margin expansion expected in 2011 Top line growth reflecting volume and price increases Raw material costs continue to increase, pressuring margins until pricing and material cost reduction initiatives offset inflation Expected trough year for profits in Office and Consumer Products Continued investment to drive growth and productivity 5 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

Fourth Quarter Summary Net sales grew 8% from prior year, or 9% on an organic basis Operating margin improved 110 basis points to 5.9% before restructuring charges and other items Interest expense comparable to prior year Effective GAAP tax rate of negative 60% includes $0.42 per share from a discrete tax planning event Adjusted tax rate of negative 35% Reported EPS of $1.06 Adjusted EPS of $0.98 6 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

Sales Trend Analysis Reported Sales Change 0.7% 9.0% 15.4% 5.9% 7.6% 4Q09 1Q10 2Q10 Organic Sales Change (0.6%) 7.3% 14.1% 8.3% 9.0% Currency 4.5% 4.9% 1.3% (2.4%) (1.4%) Extra Week (3.2%) (3.2%) -- -- -- 3Q10 4Q10 7 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

Gross Profit Margin (total Company) 27.0% 27.3% 27.6% Operating Margin (non-GAAP): Pressure-sensitive Materials 7.8% 7.5% 8.3% Retail Information Services 4.8% 0.8% 3.5% Office and Consumer Products 10.3% 13.5% 11.4% Other specialty converting businesses (1.9%) (4.3%) 2.3% Total Company 5.9% 4.8% 6.5% 4Q10 4Q09 3Q10 Margin Analysis 8 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

Key Factors Impacting Fourth Quarter Margin Gross profit margin declined by 30 basis points vs. prior year to 27.0% as raw material inflation more than offset the benefits of increased volume, pricing actions, and productivity and restructuring initiatives Marketing, general and administrative (MG&A) expense ratio decreased by 130 basis points compared to the prior year MG&A expense increased approx. $4 mil. compared to the prior year due to increased investment in growth and higher employee costs, partially offset by currency translation and other items 9 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

Fourth Quarter Segment Overview PRESSURE-SENSITIVE MATERIALS Reported sales of $922 mil., up 9% compared with prior year Organic sales growth of approx. 11% Roll Materials sales grew at low-double digit rate (organic basis), reflecting strength in all regions Graphics & Reflective sales grew at mid-single digit rate on an organic basis Excluding restructuring charges and other items, operating margin increased by 30 basis points as the benefits of increased volume, pricing actions, and productivity initiatives more than offset raw material inflation Operating margin declined sequentially by 50 basis points as raw material inflation continued to outpace price increases 10 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

Fourth Quarter Segment Overview (continued) RETAIL INFORMATION SERVICES Reported sales of $386 mil., up 10% compared with prior year Organic sales growth of approx. 11% Operating margin before restructuring charges increased by 400 basis points to 4.8% driven by increased volume and restructuring and productivity initiatives, partially offset by higher employee costs OFFICE AND CONSUMER PRODUCTS Reported sales of $197 mil., down 4% compared with prior year Sales down approx. 3% on an organic basis Excluding restructuring charges, operating margin declined by 320 basis points to 10.3% due to increased investment in demand creation, consumer promotions, and innovation, raw material inflation, and lower volume 11 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

OTHER SPECIALTY CONVERTING BUSINESSES Sales of $132 mil., up 11% compared with prior year Sales up approx. 13% on an organic basis Excluding restructuring charges, operating margin improved by 240 basis points to negative 1.9% as the benefits of increased volume and productivity actions more than offset raw material inflation Fourth Quarter Segment Overview (continued) 12 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis

AVERY DENNISON

Contributing Factors to 2011

Income Statement

- Organic sales growth of ~6%
- Currency translation *(at current rates, represents approx. 0.5% tailwind to reported sales growth; approx. $5 mil. positive impact to EBIT vs. 2010)*
- Raw material inflation of $140 to $150 mil., partially offset by material cost reduction initiatives and pricing actions
- Full year OCP operating margin expected to be in the upper-single digits
- Increased investments in marketing, R&D, and infrastructure
- Reduction in ongoing retirement plan expenses
- Interest expense comparable to 2010
- Tax rate in the low to mid-twenty percent range
- Restructuring charges of ~$20 mil.

Cash Flow

- Capital expenditures (including IT) of ~$175 mil.
- Pension contributions of ~$50 mil.

13 Fourth Quarter and Full-Year 2010 Financial Review and Analysis February 2, 2011

2011 Earnings and Free Cash Flow Guidance 2011 Guidance Reported (GAAP) Earnings Per Share $2.85 - $3.15 Add Back: Estimated Restructuring Charges and Other Items ~ $0.15 Adjusted (non-GAAP) Earnings Per Share $3.00 - $3.30 Free Cash Flow (before dividends) $325 - $350 mil. 1Q11 earnings as a percentage of FY11 earnings expected to be at the low end of historical range (15% to 20%), reflecting normal seasonality as well as timing of inflation / pricing actions 14 February 2, 2011 Fourth Quarter and Full-Year 2010 Financial Review and Analysis